                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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




                             HILLENBRAND INDUSTRIES


                            NOTICE OF ANNUAL MEETING

                            TO BE HELD APRIL 11, 1995


     The annual meeting of shareholders of Hillenbrand Industries, Inc., an Indiana corporation, 700 State Route 46 E., Batesville, Indiana 47006-8835, will be held at the Sherman House in Batesville, Indiana, on Tuesday, April 11, 1995, at 10:00 o'clock a.m., local time, for the following purposes:

     (1)  To elect three members to the Board of Directors;

     (2) To approve amendments to and the restatement of the Hillenbrand Industries, Inc. Senior Executive Compensation Program;

     (3) To ratify the appointment of Price Waterhouse as independent auditors of Hillenbrand Industries, Inc.; and

     (4) To transact such other business as may properly come before the meeting and any adjournment of the meeting.

     The Board of Directors has fixed the close of business on February 10, 1995, as the record date for determining which shareholders are entitled to notice of and to vote at the meeting.

                         By Order of the Board of Directors



                         Mark R. Lindenmeyer
                         Secretary

March 2, 1995

                                    CONTENTS



                                                                    PAGE

VOTING                                                                1
ELECTION OF DIRECTORS                                                 2

ABOUT THE BOARD OF DIRECTORS (INCLUDING DIRECTOR COMPENSATION)        7

APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF
THE SENIOR EXECUTIVE COMPENSATION PROGRAM                             9

RATIFICATION OF APPOINTMENT OF AUDITORS                               11

EXECUTIVE COMPENSATION
     -SUMMARY COMPENSATION TABLE                                      12
     -LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR          13
     -COMPENSATION COMMITTEES' REPORT                                 14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION           21

COMPANY STOCK PERFORMANCE                                             22

RETIREMENT PLANS                                                      22

COST OF SOLICITATION                                                  24

SHAREHOLDER PROPOSALS                                                 24

INCORPORATION BY REFERENCE                                            24

EXHIBIT A - HILLENBRAND INDUSTRIES, INC. SENIOR EXECUTIVE
COMPENSATION PROGRAM, AS AMENDED AND RESTATED

                             HILLENBRAND INDUSTRIES

                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Hillenbrand Industries, Inc. (the "Company"), 700 State Route 46 E., Batesville, Indiana 47006-8835 [telephone (812) 934-7000], for use at the annual meeting of its shareholders to be held at the Sherman House in Batesville, Indiana, on April 11, 1995, at 10:00 a.m., local time, and at any adjournments of the meeting, and was mailed initially to shareholders on or about March 2, 1995. All shares represented by these proxies will be voted at this meeting in accordance with instructions given by shareholders. Where no instructions are given the shares will be voted (1) in favor of the election of the Board of Directors' nominees for three directors; (2) in favor of the approval of amendments to and the restatement of the Senior Executive Compensation Program; (3) in favor of the ratification of the appointment of Price Waterhouse as independent auditors of the Company; and (4) in the discretion of the proxy holder upon such other business as may properly come before the meeting.

     The purpose of the annual meeting is to vote upon the matters set forth above. The Board of Directors is not aware of any other business which may come before the meeting. A shareholder executing and delivering the enclosed proxy may revoke it by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the Annual Meeting.

                                     VOTING

     The close of business on February 10, 1995, has been fixed as the record date for determining which shareholders are entitled to notice of and to vote at the annual meeting. On February 10, 1995, there were 70,806,267 shares of the Company's common stock issued and outstanding. Each share of common stock is entitled to one vote with respect to every matter submitted to a vote at the meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting.

     VOTES NECESSARY TO ADOPT PROPOSALS. A plurality of the votes cast is required for election of Directors. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at a meeting at which a quorum is present. The approval of the amendments to and restatement of the Senior Executive Compensation Program requires the affirmative vote of the holders of a majority of the outstanding common shares present in person or by proxy and entitled to vote. The affirmative vote of the holders of a majority of the votes cast is required for the ratification of the appointment of the auditors.


     A majority of the shares issued and outstanding constitutes a quorum. Under Indiana law, once a share is represented for any purpose at a meeting it is deemed present for quorum purposes for the remainder of the meeting. For matters other than the approval of the amendments to and restatement of the Senior Executive Compensation Program, abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will result in fewer votes being cast with respect to a particular issue or nominee. With respect to the approval of the amendments to and restatement of the Senior Executive Compensation Program, abstentions will have the same effect as a vote against such issue and broker non-votes will not be treated as shares entitled to vote and will therefore have no effect.

                              ELECTION OF DIRECTORS

     The Articles of Incorporation and the Code of By-laws of the Company provide that members of the Board of Directors shall be classified with respect to the terms which they shall serve by dividing them into three classes. Each class consists of three or four members. At the upcoming annual meeting, three members of the Board of Directors in Class II shall be elected for a three year term expiring at the 1998 annual meeting, or until their successors are duly elected and qualified. The four directors in Class III and Class I were each previously elected to three year terms expiring at the 1996 and 1997 annual meetings, respectively.

     The enclosed proxy, unless authority is withheld, will be voted in favor of electing as directors the nominees listed for the terms indicated. If any one or more of these nominees should be unable to serve, the enclosed proxy may be voted for a substitute nominee selected by the Board of Directors or the Board of Directors may amend the Code of By-laws of the Company to reduce the number of directors.

NOMINEES:                             CLASS II

To be elected to serve three year terms expiring at the 1998 annual meeting:


                                                                              SERVED AS        SHARES (11)
                                                                                  A         BENEFICIALLY OWNED    PERCENT OF TOTAL
                                                                               DIRECTOR     AS OF FEBRUARY 10,        SHARES
NAME                               AGE      PRINCIPAL OCCUPATION                SINCE           1995                OUTSTANDING
 LAWRENCE R. BURTSCHY              58       PRESIDENT OF L.R.                    1970        6,021,296(2)(9)             8.5%
                                            BURTSCHY & COMPANY

 DANIEL A. HILLENBRAND             71       CHAIRMAN OF THE BOARD                1969        2,001,472(3)(9)             2.8%
                                            OF THE COMPANY

 RAY J. HILLENBRAND                60       PERSONAL INVESTMENTS                 1970        2,581,415(4)(9)             3.6%



DIRECTORS:
                                    CLASS III

Serving three year terms expiring at the 1996 annual meeting:





                                                                                  SERVED AS       SHARES(11)
                                                                                      A       BENEFICIALLY OWNED   PERCENT OF TOTAL
                                                                                   DIRECTOR   AS OF FEBRUARY 10,        SHARES
NAME                               AGE      PRINCIPAL OCCUPATION                    SINCE           1995            OUTSTANDING
 JOHN C. HANCOCK                   65       CONSULTANT                           1980           13,000(10)         (1)

 GEORGE M. HILLENBRAND II          55       PERSONAL INVESTMENTS                 1986        6,033,664(5)(9)       8.5%

 JOHN A. HILLENBRAND II            63       PERSONAL INVESTMENTS                 1981(6)     4,235,718(7)(9)       6.0%

 LONNIE M. SMITH                   50       SENIOR EXECUTIVE VICE                1981          131,173             (1)
                                            PRESIDENT OF THE COMPANY

                                    CLASS I

Serving three year terms expiring at the 1997 annual meeting:


                                                                                 SERVED AS         SHARES (11)
                                                                                     A        BENEFICIALLY OWNED   PERCENT OF TOTAL
                                                                                  DIRECTOR     AS OF FEBRUARY 10,        SHARES
NAME                               AGE      PRINCIPAL OCCUPATION                   SINCE            1995               OUTSTANDING
 PETER F. COFFARO                  66       CHAIRMAN OF THE BOARD PABCO          1987           48,936                    (1)
                                            FLUID POWER CO., OHIO VALLEY
                                            FLOORING, AND ANCHOR FLANGE
                                            COMPANY

 EDWARD S. DAVIS                   63       PARTNER; HUGHES HUBBARD              1974            4,000(10)                (1)
                                            & REED, ATTORNEYS

 LEONARD GRANOFF                   68       PRESIDENT OF KOFFLER  CORPORATION    1978           25,000                    (1)

 W AUGUST HILLENBRAND              54       PRESIDENT AND CHIEF EXECUTIVE        1972        3,507,555(8)                5.0%
                                            OFFICER OF THE COMPANY                           (9)(10)

STOCK OWNERSHIP OF OTHER NAMED EXECUTIVE OFFICERS:

                                                                                              SHARES(11)           PERCENT OF TOTAL
                                                                                       BENEFICIALLY OWNED AS OF         SHARES
 NAME                             AGE       PRINCIPAL OCCUPATION                           FEBRUARY 10, 1995         OUTSTANDING
 TOM E. BREWER                    56        SENIOR VICE PRESIDENT, CHIEF                        32,869(10)                (1)
                                            FINANCIAL OFFICER & TREASURER

 MARK R. LINDENMEYER              48        VICE PRESIDENT, GENERAL                              3,661                    (1)
                                            COUNSEL & SECRETARY

 JAMES G. THORNE                  53        VICE PRESIDENT-HUMAN                                 1,012                    (1)
                                            RESOURCES


 ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AS A GROUP,                        19,840,626(2)(3)(4)(5)          28.0%
 INCLUDING THOSE LISTED ABOVE, CONSISTING OF 20 PERSONS.                                     (7)(8)(9(10)


(1)  Ownership of less than one percent (1%) of the total shares outstanding.

(2) Includes 4,844,920 shares owned of record by trusts, of which Lawrence R. Burtschy is co-trustee, for the benefit of certain members of the Daniel A. Hillenbrand and George C. Hillenbrand families; and 962,006 shares owned of record and beneficially by his wife, Elisabeth H. Burtschy. Mr. Burtschy disclaims beneficial ownership of these shares.

(3) Includes 72,400 shares held of record and beneficially owned by Daniel A. Hillenbrand's wife, Mary H. Hillenbrand. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(4) Includes 842,011 shares held of record by trusts, of which Ray J. Hillenbrand is trustee, for the benefit of certain members of the Hillenbrand family (other than Mr. Hillenbrand); 15,975 shares held of record by a charitable foundation, of which Mr. Hillenbrand is a trustee; and 1,530,120 shares held of record by family partnerships for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(5) Includes 4,844,920 shares owned of record by trusts, of which George M. Hillenbrand II is co-trustee, for the benefit of Mr. Hillenbrand and other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(6) John A. Hillenbrand II previously served as a Director of the Company from 1972 to 1979.

(7) Includes 2,064 shares held of record by John A. Hillenbrand II as custodian for the benefit of a minor child under the Uniform Gifts to Minors Act; 16,240 shares held of record by his wife, Joan L. Hillenbrand; 633,482 shares held of record by trusts, of which Mr. Hillenbrand is trustee, for the benefit of his children and grandchildren; and 2,618,392 shares held of record by a family partnership for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(8) Includes 1,550,268 shares owned of record by trusts, of which W August Hillenbrand is trustee or co-trustee; and 688,716 shares owned of record by a family partnership for the benefit of members of his family (including Mr. Hillenbrand). Also includes 217,174 shares owned of record and beneficially by his wife, Nancy K. Hillenbrand; 68,017 shares held of record by a charitable trust, of which Mr. Hillenbrand is a co-trustee; and 229,888 shares held by a limited partnership, of which Mr. Hillenbrand is a limited partner. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(9) John A. Hillenbrand II and Ray J. Hillenbrand are brothers. John A., Ray J., W August and George M. Hillenbrand II are nephews of Daniel A. Hillenbrand. Lawrence R. Burtschy is a son-in-law of George C. Hillenbrand, deceased, brother of Daniel A. Hillenbrand.

(10) Does not include deferred compensation in the form of deferred shares of common stock held on the books and records of the Company in the following amounts: Tom E. Brewer - 8,301 shares; George E. Brinkmoeller - 12,511 shares; Edward S. Davis - 2,293 shares; John C. Hancock - 1,940 shares; and W August Hillenbrand - 139,533 shares.

(11) The Company's only class of equity securities outstanding is Common Stock without par value. The Company is not aware of any person, other than members of the Hillenbrand family as indicated herein, beneficially owning more than 5 percent of the Company's Common Stock, except as set forth in "Stock Ownership of Other Beneficial Owners."

     Daniel A. Hillenbrand has been Chairman of the Board since 1972. Mr. Hillenbrand served as President of the Company from 1972 through October 20, 1981, and as Chief Executive Officer from 1972 through April 11, 1989. Mr. Hillenbrand had been employed by the Company throughout his business career until his retirement on April 30, 1989.

     W August Hillenbrand has been President of the Company since October 21, 1981 and was elected Chief Executive Officer of the Company on April 11, 1989. Mr. Hillenbrand has been employed by the Company throughout his business career. He is also a director of DPL, Inc. of Dayton, Ohio.

     George M. Hillenbrand II has devoted his business career to the management of personal and family investments.

     John A. Hillenbrand II has managed personal and family investments since 1979. He is also a director of PSI Energy of Plainfield, Indiana, CINergy Corp. of Cincinnati, Ohio and National City Bank, of Indianapolis, Indiana. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1979. He is also chairman, vice chairman, or a director of several privately owned companies.

     Ray J. Hillenbrand has been engaged in the management of personal and family investments for much of his career. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1977.

     Mr. Burtschy is President of L.R. Burtschy & Company, an investment management company, and has been so engaged since 1969. Mr. Burtschy is also a director of Skyline Chili, Inc. of Cincinnati, Ohio, and a director or partner of several privately owned companies.

     Mr. Coffaro, a mechanical engineer, has devoted his career to the development of a number of manufacturing and distribution businesses. He is a director of several privately owned companies located in Cincinnati, Ohio.

     Mr. Davis, a partner in Hughes Hubbard & Reed, a New York law firm, has practiced law during his entire professional career. He is also a director of Cognitronics Corporation of Danbury, Connecticut.

     Mr. Granoff is President and director of Koffler Corporation, a privately owned investment company in Providence, Rhode Island.

     Dr. Hancock, who holds a Ph.D. in Electrical Engineering, is a consultant. Until 1988, he was Executive Vice President for Corporate Development and Technology of United Telecommunications, Inc. (Sprint).

     Mr. Smith has been Senior Executive Vice President since 1982 and has been employed by the Company or its subsidiaries in various offices since 1976.

     Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and any person holding more than ten percent of the Company's common stock are required to file reports of ownership and any changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company is required to report in this proxy statement any failure to file or late filing occurring during 1994. Based solely on reports and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, executive officers and ten percent beneficial owners, except that one report was filed late covering two gifts by W August Hillenbrand and two automatic distributions from trusts.

STOCK OWNERSHIP OF OTHER BENEFICIAL OWNERS:

     Based solely on information as of December 31, 1994 in a Schedule 13G filed by Banc One Corporation ("Banc One"), 100 East Broad Street, Columbus, Ohio 43271 with the Securities and Exchange Commission, dated February 14, 1995 and received by the Company on February 16, 1995, Banc One beneficially owned 3,619,682 shares of the Company's common stock, including shares held in various agency and trust accounts, representing approximately 5.09% of the Company's outstanding common stock. Banc One has sole voting power with respect to 849,474 shares, shared voting power with respect to 800 shares, sole investment power with respect to 1,251,738 shares and shared investment power with respect to 2,367,944 shares.

                          ABOUT THE BOARD OF DIRECTORS
                        (INCLUDING DIRECTOR COMPENSATION)

     The Board of Directors has the following standing committees: an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee and a Performance Compensation Committee. The Company does not have a nominating committee. During 1994, the Board of Directors of the Company held four meetings.

     The Executive Committee of the Board of Directors consists of Messrs. Lawrence R. Burtschy, Daniel A. Hillenbrand (Chairman), George M. Hillenbrand II, John A. Hillenbrand II, Ray J. Hillenbrand, W August Hillenbrand and Lonnie
M. Smith. The Executive Committee advises the Chief Executive Officer on business decisions of significant impact and on the business in general. Subject to limitations provided by law or the Code of By-laws, the Executive Committee exercises the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board. The Executive Committee met twelve times during 1994.

     The Finance Committee of the Board of Directors consists of Messrs. Lawrence R. Burtschy, Daniel A. Hillenbrand (Chairman), George M. Hillenbrand II, John A. Hillenbrand II, Ray J. Hillenbrand and W August Hillenbrand. The Finance Committee reviews financial policies and procedures of the Company. It also makes recommendations to the Board of Directors on dividend policy, issuance and sale or repurchase of Company securities, and the investment of Company funds, including pension and thrift plans. The Finance Committee also advises on proposed acquisitions and divestments. During 1994, the Finance Committee held five meetings.

     The Audit Committee of the Board of Directors consists of Messrs. Peter F. Coffaro, Edward S. Davis (Chairman) and Daniel A. Hillenbrand. The Audit Committee annually recommends to the Board of Directors of the Company independent accountants for appointment by the Board of Directors as auditors of the books, records and accounts of the Company and its subsidiaries. The Audit Committee reviews the services to be performed by the independent accountants; makes a determination regarding the possible effect of the performance of such services on the independence of the principal independent accountants; receives and reviews the reports submitted by the principal independent accountants of the Company; and takes such action with respect to such reports as it deems appropriate. In addition, the Audit Committee determines the duties and responsibilities of the internal auditing staff; reviews the annual program for the internal audit of the operational procedures of the Company; receives and reviews reports submitted by the internal auditing staff; and takes such action as it deems appropriate to assure that the interests of the Company are adequately protected, including the maintenance of accounting controls and standards. During 1994, the Audit Committee held four meetings.

     The Compensation Committee of the Board of Directors consists of Messrs. Peter F. Coffaro, Edward S. Davis (Chairman), Daniel A. Hillenbrand and W August Hillenbrand. As of January 26, 1995, John Hancock was added to the Committee. The Compensation Committee annually reviews the performance contributions of the officers of the Company and makes recommendations to the Board of Directors for adjustments to the base salaries of those officers. The Compensation Committee also has general oversight responsibility for other compensation programs of the Company and reviews the structure, cost effectiveness, and competitive position of the Company's compensation programs. During 1994, the Compensation Committee held three meetings.

     The Performance Compensation Committee (and its Sub-Committee) of the Board of Directors consists of Messrs. Peter F. Coffaro, Edward S. Davis and Daniel A. Hillenbrand (Chairman). As of January 26, 1995, John Hancock was added to the Committee. The Performance Compensation Committee is responsible for the administration of the Company's Performance Compensation Plan, Restricted Stock Plan, and Senior Executive Compensation Program, except for those responsibilities designated to the Sub-Committee under those plans. The Performance Compensation Committee and/or its Sub-Committee selects participants, makes awards, establishes specific performance objectives, and assesses individual and subsidiary performance achievements against those previously established performance objectives. The Performance Compensation Committee held three meetings in 1994.

     During the Company's fiscal year ended December 3, 1994, each Director who was not a salaried officer or employee of the Company received an annual fee of $20,000 and a fee of $2,500 for each Board of Directors meeting attended. Directors who are members of the Audit, Finance, and Compensation Committees received $1,000 for each committee meeting attended. Directors were reimbursed for expenses incurred as a result of attendance at Board or committee meetings. Directors of the Company may defer receipt of directors' fees otherwise payable to them by the Company.

     Daniel A. Hillenbrand has entered into a Consulting Agreement with the Company under which he is to provide consulting and advisory services to the Company, including advice on acquisitions and capital expenditures, until May 31, 1999, for which he receives an annual consulting fee of $505,289, as well as certain pension, health care, insurance and other benefits which totaled $96,853 during 1994. Mr. Hillenbrand retired from the Company on April 30, 1989, but continues to serve as Chairman of the Board.

     In connection with the Company's stock repurchase program, the Company purchased shares of common stock of the Company from the following during the past year: 89,100 shares from the estate of Mildred J. Hillenbrand, of which John A. Hillenbrand II and Ray J. Hillenbrand were co-executors, at $40.25 per share; 50,000 shares from Lonnie M. Smith at $38.00 per share; 40,000 shares from each of Diane Hillenbrand and Claire Hillenbrand (daughters of Daniel A. Hillenbrand) at $29.625 per share; and 12,500 shares from Peter F. Coffaro at $29.75 per share.

                  APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF
                    THE SENIOR EXECUTIVE COMPENSATION PROGRAM

     The Company seeks shareholder approval of amendments to and the restatement of the Company's Senior Executive Compensation Program, as amended and restated (the "Program"). The Program provides for varying forms of incentive and deferred compensation to a limited number of key executives of the Company and its subsidiaries, who contribute by their imagination, resourcefulness, skills, and insight to the business objectives of the Company. A limited version of the Program was first implemented in fiscal year 1978 and the Program was amended and restated in 1991, at which time it was approved by the shareholders.

     See "Compensation Committees' Report - Incentive Compensation" for a description of the Program. The full text of the Program is attached to this Proxy Statement as Exhibit A. The description of the Program contained in this Proxy Statement is qualified in its entirety by reference to Exhibit A.

     Because the Board of Directors believes that the value of the Company to its shareholders is necessarily dependent upon the Company's ability to attract and retain qualified key executives and to provide incentives to such key executives, the Board of Directors adopted the proposed amendments to and restatement of the Program on April 5, 1994, subject to shareholder approval, so as to further define and enhance it and make it more effective as an incentive to reach corporate goals.

     The principal change made to the Program by the amendment and restatement is the addition of a category of participants that will permit broader participation in the Program. In addition, the performance opportunity under the long term program has been increased, but under certain conditions a portion of long term performance compensation (i) is required to be deferred until the participant reaches age 62 or retires, except upon death, and (ii) is subject to certain restrictions including the possibility of forfeiture based on employment status during the three years following the completion of the three-year performance cycle.

     Because the awards under the Program are subject to the Company's future performance and/or share price, the value of future awards is not determinable. No compensation was paid under the Program to executive officers of the Company with respect to periods ending December 3, 1994, and the proposed amendments to the Program would not have had an effect on that result. See "Compensation Committees' Report - Incentive Compensation" for more information.

     The Board of Directors believes that the Program has been and will continue to be an important incentive for key executives and that continuation of the Program, as amended, is in the best interests of the shareholders and the Company.

     The affirmative vote of the holders of a majority of the outstanding shares of the common stock of the Company present in person or by proxy and entitled to vote is required to approve the amendments to and restatement of the Program.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO AND THE RESTATEMENT OF THE SENIOR EXECUTIVE COMPENSATION PROGRAM.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to shareholder ratification, the Board of Directors of the Company has appointed the firm of Price Waterhouse, certified public accountants, as independent auditors to make an examination of the financial statements of the Company for its fiscal year ending December 2, 1995. The appointment was made upon the recommendation of the Audit Committee, which is composed of members of the Board of Directors who are not officers or otherwise employees of the Company. A representative of Price Waterhouse will be present at the annual meeting with an opportunity to make a statement, if he so desires, and will respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT AUDITORS OF THE COMPANY.

                             EXECUTIVE COMPENSATION

     The following tabulation and notes set forth the compensation paid or accrued by the Company during the three fiscal years ended December 3, 1994, November 27, 1993 and November 28, 1992 to the Chief Executive Officer and each of the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE


- - - -------------------------------------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION                        LONG TERM COMPENSATION
- - - -------------------------------------------------------------------------------------------------------------------------------
                                                                                        AWARDS         PAYOUTS
                                                                                      -----------------------------------------
                                                                             OTHER
                                                                             ANNUAL   RESTRICTED                     ALL OTHER
                                                                             COMPEN-    STOCK            LTIP          COMPEN-
      NAME AND                                                               SATION     AWARD(s)        PAYOUTS        SATION
  PRINCIPAL POSITION               YEAR     SALARY $          BONUS $         $(1)       $              $(2)             $(3)
  ------------------               ----     --------          -------       ------    ---------         --------      ---------
- - - -------------------------------------------------------------------------------------------------------------------------------
 W AUGUST HILLENBRAND               1994     $638,367           $0         $  77,340                           $0     $128,727
 PRESIDENT & CHIEF EXECUTIVE        1993     $586,461         $531,000     $  77,965                   $1,414,168     $146,195
 OFFICER                            1992     $542,770         $491,400     $  72,657                   $   493,268    $112,579
- - - -------------------------------------------------------------------------------------------------------------------------------
 LONNIE M. SMITH                    1994     $498,827           $0            (4)                              $0    $  39,841
 SENIOR EXECUTIVE                   1993     $458,231         $414,900        (4)                      $1,103,645    $  37,810
 VICE PRESIDENT                     1992     $423,961         $383,850        (4)                      $   383,708   $  28,270
- - - -------------------------------------------------------------------------------------------------------------------------------
 TOM E. BREWER                      1994     $286,827           $0            (4)                              $0    $  36,846
 SENIOR VICE PRESIDENT, CHIEF       1993     $266,600          $160,680       (4)                      $   403,263   $  23,234
 FINANCIAL OFFICER & TREASURER      1992     $251,346          $151,500       (4)                      $   115,665   $107,223
- - - -------------------------------------------------------------------------------------------------------------------------------
 MARK R. LINDENMEYER                1994     $173,615           $0            (4)                               $0   $    4,975
 VICE PRESIDENT, GENERAL            1993     $161,385          $  97,200      (4)                      $   180,320   $    3,001
 COUNSEL & SECRETARY                1992     $153,384          $  92,400      (4)                             N/A    $    2,502
- - - -------------------------------------------------------------------------------------------------------------------------------
 JAMES G. THORNE (5)                1994     $148,173           $0            (4)                             N/A    $     1,848
 VICE PRESIDENT                     1993     $  57,192         $   18,940     (4)                             N/A    $     1,250
 HUMAN RESOURCES                    1992         N/A                N/A       N/A                             N/A            N/A
- - - -------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1)  Consists of the cost of perquisites and other personal benefits provided by the Company.  Included in the amounts shown for W
     August Hillenbrand are $63,506 for financial planning services reimbursed in 1994.

(2)  The amounts appearing in this column are the values as of December 3, 1994, November 27, 1993 and November 28, 1992 of the
     shares earned under the Senior Executive Compensation Program for 1992-1994, 1991-1993 and 1990-1992 performance cycles respectively.  Also included are values as of November 27, 1993 of the shares earned under the Performance Compensation Plan for the 1992-1993 cycle.

(3)  All other compensation earned or allocated in 1994 is as follows:


                                                    PENSION CONTRIBUTIONS
                                                    ----------------------
                                        SUPPLEMENTAL                     401(K)
                                        ------------                     -------
W AUGUST HILLENBRAND                    $125,031                         $3,696
LONNIE M. SMITH                         $ 36,145                         $3,696
TOM E. BREWER                           $ 33,466                         $3,380
MARK R. LINDENMEYER                     $  1,180                         $3,095
JAMES G. THORNE                         NONE                             $1,848

(4)  Amounts do not exceed disclosure thresholds established under SEC rules.

(5) James G. Thorne has served as an executive officer of the Company since April 11, 1994. Prior to that time, Mr. Thorne served as an officer of a subsidiary of the Company beginning on June 14, 1993.

                       LONG TERM INCENTIVE PLANS -  AWARDS
                               IN LAST FISCAL YEAR

     The following table gives information regarding long term incentive plan awards made during fiscal year 1994 to each of the named executive officers.



                                                                                   ESTIMATED FUTURE
                                                                           PAYOUTS UNDER NON-STOCK PRICE-BASED PLANS
                                                                           ------------------------------------------
                                 NUMBER OF        PERFORMANCE OR OTHER
                             SHARES, UNITS OR         PERIOD UNTIL
           NAME               OTHER RIGHTS(1)     MATURATION OR PAYOUT  THRESHOLD #         TARGET #            MAXIMUM #
           ----              ----------------     --------------------  -----------         ---------           ---------
 W AUGUST HILLENBRAND              4,516               1994/1996              1                 4,516                  6,774
 LONNIE M. SMITH                   3,529               1994/1996              1                 3,529                  5,294
 TOM E. BREWER                     1,015               1994/1996              1                 1,015                  1,523
 MARK R. LINDENMEYER                 615               1994/1996              1                   615                    923
 JAMES G. THORNE                     533               1994/1996              1                   533                    800

FOOTNOTES TO LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

(1)  Performance share award based on participation in the Senior Executive Compensation Program.  Payout of award is dependent on specified levels of shareholder value created during a three year period.  The target amount will be earned if 100% of targeted shareholder value created is achieved.  Incremental amounts above the threshold will be earned at the achievement of 21% of the targeted shareholder value created and the maximum award is based on achievement of 124% of the targeted shareholder value created.

                         COMPENSATION COMMITTEES' REPORT

     The Compensation Committee and Performance Compensation Committee, under the direction of the Board of Directors, have prepared the following report for inclusion in this proxy statement. This report sets forth the compensation policies applicable to the Company's executive officers and the relationship of corporate performance to executive compensation. For purposes of this report, references to actions of the Performance Compensation Committee also include actions taken by the Sub-Committee.

COMPENSATION PHILOSOPHY

     The Company's compensation programs reflect a long-standing and strongly held belief in the principle of performance oriented compensation. The values that are integral to the design and operation of the Company's compensation administration and plan designs include:

     1. The creation of long term shareholder value as the cornerstone of our compensation philosophy.

     2. Our compensation programs being linked to clearly established business strategies in each of our subsidiaries.

     3. Shareholder value created at the subsidiary level and each subsidiary must have objectives that reflect the performance expectations of the Company for that entity.

     4. Our compensation structure emphasizes variable pay rather than fixed compensation.

     Our performance expectations reflect our commitment to continuous improvement. When our expectations are met or exceeded, variable compensation should be paid; when our expectations are not met, no variable compensation should be paid.

     The senior executive compensation program of the Company is comprised of base salary, an annual cash incentive, a three-year performance opportunity, and benefits which are generally available in companies of similar size.

COMPENSATION ELEMENTS

     1.   BASE SALARY

     At the senior executive level, base salaries are conservative when compared with companies of similar size and financial performance. Emphasis in the Company's compensation programs is placed on variable or "at risk" compensation rather than on base salary. The Compensation Committee reviews the base salary of the executive officers on an annual basis. Adjustments to base salaries result from an assessment of the performance contributions of each executive in relationship to that executive's scope of responsibility. The Compensation Committee also examines the overall competitive position of the base salaries of its executive officers in relation to companies of similar size and financial performance. Conservative base salaries maintain an appropriate position for other compensation elements which are a function of base salary; i.e. short term incentive compensation, perquisite compensation, long term incentive compensation, and certain benefit programs including life insurance and pension benefits. The Company rewards the creation of sustainable long term shareholder value and as a result places greater emphasis on variable compensation than on base salary.

     Effective June 26, 1994 the Board of Directors acted on the recommendation of the Compensation Committee to increase the compensation of W August Hillenbrand by 5%. Prior to making the aforementioned adjustment the Compensation Committee reviewed the year to date performance of each of the subsidiaries, the financial performance of the Company, and the performance contributions of Mr. Hillenbrand in relationship to performance objectives, such as management of cash flow, and made an assessment of the degree to which he was contributing to the creation of long term shareholder value. The Compensation Committee also reviewed competitive compensation information provided by an independent consulting firm prior to recommending to the Board of Directors the adjustments to Mr. Hillenbrand's base salary. The Compensation Committee utilizes the services of an independent compensation consulting firm to provide marketplace competitive information regarding base salaries of executive officers. The Company compares its officers' base salaries with those of diversified manufacturing firms who are clients of the same compensation consulting firm. The Company also examines the base salaries of its executive officers with the base salary practices of the compensation consulting firm's clients who have generated total shareholder returns that are equal to or greater than the returns generated by Hillenbrand Industries. Many of the companies used for these analyses are included in the Standard and Poor's 500 Index, and some of the consulting firm's clients are also part of Standard and Poor's Manufacturing (Diversified Industrial) Index which the Company has compared to its performance (See Section "Company Stock Performance"). The Company targets its base salary to the median of the companies with which it compares itself. W August Hillenbrand's salary increase was set to correspond with the median segment of the competing compensation information provided by our consulting firm. Other executive officers were granted adjustments to their base salaries at the same time based upon their performance contributions, such as management of cash flow, during the preceding twelve months. Adjustments to the base salaries of the other executive officers were recommended by the Compensation Committee and approved by the Board of Directors.

     2.   PERQUISITES

          The senior executive officers are eligible for perquisite compensation. The annual amount of a perquisite account is limited to 10% of each participant's base salary or such other limits as may be imposed on participants by either the Performance Compensation Committee in the case of participants who are members of the Office of the President, or by the Chief Executive Officer of the Company in the case of other participants. Perquisite compensation may be used to pay for supplemental health care, insurance benefits, financial planning assistance, club membership fees, personal use of Company-owned automobiles and Company common stock.

     3.   INCENTIVE COMPENSATION

          a.   SHORT TERM INCENTIVE COMPENSATION

               The Performance Compensation Committee of the Board establishes specific financial and non-financial objectives for each subsidiary and for the Company overall. Each subsidiary is measured and rewarded based upon its performance contributions. Short term financial performance objectives are established annually at levels which generally represent continuous improvement over prior years' results. Non-financial performance objectives are established to assure proper attention by each subsidiary to those non-financial factors which are necessary for long term shareholder value creation. Achievement of financial objectives determines how much short term incentive compensation is potentially available for distribution in each subsidiary; achievement of both the financial and non-financial objectives determines how much incentive compensation will actually be paid. The Performance Compensation Committee establishes financial and non-financial objectives to maintain the appropriate balance between the short and long term performance expectations of shareholders.

               Employees eligible to receive short term incentive compensation are determined by the Performance Compensation Committee of the Board of Directors of the Company in the case of employees who are members of the Office of the President, by the Office of the President in the case of chief executive officers of subsidiaries and other employees of the Company, or by the chief executive officer of a subsidiary in the case of other employees of each subsidiary.

               The amount of short term incentive compensation is determined by first establishing a performance base ("Performance Base") and a target ("Target") for each subsidiary. The Performance Base and Target for members of the Office of the President are recommended by the Chief Executive Officer of the Company and approved by the Performance Compensation Committee. The Performance Base and Target for each participant in the Program who is a chief executive officer of a subsidiary are approved by the Office of the President. The Performance Base and Target for other participants who are employees of the Company are established and approved by the Office of the President and the Performance Base and Target for participants who are employees of subsidiaries of the Company are established by the chief executive officer of such subsidiary. The Performance Base and Target for members of the Office of the President are directly related to the return on shareholder equity of the Company. Goals for other participants include both financial and non-financial measures and may reflect the accomplishment of tactical and strategic plans of each subsidiary.

               Short term incentive compensation opportunity is equal to 60% of base salary for members of the Office of the President; 50% of base salary in the case of a chief executive officer of a subsidiary; 40% of base salary for corporate or subsidiary senior executives; and 30% for all other executive participants. Attainment of the Performance Base results in short term incentive compensation equal to 50% of the above scale. Short term incentive compensation of up to 150% of the amount of the above scale may be paid. Achievement above Performance Base is paid according to a scale recommended by the Office of the President and approved by the Performance Compensation Committee.

               Short term incentive compensation is calculated for each senior executive participant at the end of each fiscal year. Short term incentive compensation is payable in cash after forty days, but within seventy-five days, after the end of the fiscal year. All or a portion of short term incentive compensation may be deferred and invested either in cash or common stock to be paid at the end of the deferral period.

               No short term incentive compensation was earned or paid to the executive officers of the Company for the 1994 fiscal year because the achievement of return on shareholder equity objectives established by the Performance Compensation Committee at the beginning of the 1994 fiscal year was not attained.

          b.   PERFORMANCE COMPENSATION

               A key element of the compensation philosophy of the Company is the creation of sustainable shareholder value. The design of the Company's variable pay plans has incorporated the concept of target levels of annual and long term performance. Targets represent a point at which the plans administered by the Performance Compensation Committee would maximize their payments to plan participants. While above target performance has always been encouraged by the committee, it also represented a point at which the interests of shareholders and executive officers were no longer perfectly aligned. The Company has established a Performance Compensation Plan (the "Plan") which is intended to incent sustainable, above target performance in each subsidiary and of the Company overall. The Plan provides that to the extent a subsidiary and/or the Company achieves performance that exceeds the performance targets established for the short term incentive compensation plan, key executives will be rewarded for the additional shareholder value created. The Plan provides that the above target performance must be improved upon in the year following its attainment prior to any payments being made under the plan. If the second year performance target is not achieved the executive forfeits all of the compensation earned with respect to the prior year. The first year of the Plan was 1992 and the first payments under the Plan were made in January 1994 in shares of common stock of the Company. Currently there are no tentative awards pending.

               The Performance Compensation Committee administers the Plan and determines, in its sole discretion, which employees of the Company and its subsidiaries will receive performance compensation, the performance objectives for and timing of each performance cycle, the amount of compensation payable to each employee in respect to a performance cycle, and the time at which performance compensation will be paid.

               The maximum number of shares of common stock of the Company remaining available for issuance under the Plan is 1,296,899, subject to adjustment by the Performance Compensation Committee in the event of changes in the capitalization of the Company. The Plan will terminate on November 30, 2001, unless terminated earlier by the Board of Directors.

          c.   LONG TERM INCENTIVE COMPENSATION

               The Performance Compensation Committee of the Board reviews the business plans of each of the subsidiaries and the performance expectations of the Company overall at the commencement of each fiscal year. The performance history and expected performance contributions of each subsidiary provide the appropriate foundation for the committee to establish performance objectives for long term compensation programs.

               The Performance Compensation Committee recommends to the Board of Directors the establishment and administration of the Company's long term incentive compensation program. The Performance Compensation Committee designates participants in the long term compensation program and establishes the shareholder value creation objectives for each subsidiary and for the Company for each three-year cycle of the program. The committee reviews a mathematically calculated analysis of a shareholder's risk-adjusted expectation for return on his or her investment in the Company's common stock. The committee establishes specific performance objectives for each subsidiary and for the Company based upon the shareholder value calculation. The base for the three-year cycle is established by taking the prior year's net income and dividing it by the weighted average cost of capital for the Company. During the three-year cycle, the positive and negative cash flows are measured and adjusted to account for their time value to the

          Company. At the end of the three-year period, the Company's net income is again capitalized by dividing it by the Company's weighted average cost of capital. The result of these calculations is compared with the present value of the base year's capitalized net income to determine if shareholder value exceeded shareholders' expectations. The sum of the performance objectives that are established by the committee for the various subsidiaries is higher than the shareholder expectation for the Company as a whole, as calculated under this model. The level of performance so determined represents the minimum level of performance which must be achieved for payment of long term incentive compensation. The committee further establishes a maximum level of shareholder value creation for which incentive compensation will be paid. Performance above that target level creates additional value for shareholders but does not result in additional payments to executive officers.

               The long term program affords executives the opportunity to become significant shareholders in the Company, thereby aligning the interests of shareholders and executives. At the commencement of each three-year cycle a performance opportunity for each participant is established. That opportunity is equal to 50% of base salary for members of the Office of the President; 45% of base salary in the case of a chief executive officer of a subsidiary; 30% of base salary for corporate or subsidiary senior executives; and 20% of base salary for all other executive participants. That opportunity is divided by the preceding year's average share price of the Company's common stock.
          At the conclusion of the performance cycle the Performance Compensation Committee determines the extent to which the financial performance of the Company exceeded the calculated expectations of shareholders. To the extent that shareholder expectations were exceeded, payouts are made under the program, some of which may be required to be deferred. The range of award can be from 0 to 200% of the opportunity established for each executive at the outset of the cycle.

               Long term performance share compensation is payable at the end of the three-year cycle (but not sooner than forty days after the end of the cycle) in the form of shares of common stock. Payment of long term performance compensation is contingent upon a participant's continued employment throughout the three-year period to which the compensation relates. All or a portion of long term performance compensation earned may be deferred and all earned compensation above the 100% target achievement at the end of each cycle must be deferred until the later of age 62 or retirement and subject further to a three-year vesting cycle in one-third increments.

               During the 1992/1994 cycle the financial performance of the Company was below the performance targets for the long term program's minimum payout, therefore no amounts were earned or paid to the executive officers of the Company for the 1992/1994 cycle.

     4.   RESTRICTED STOCK COMPENSATION

          The Hillenbrand Industries, Inc. Restricted Stock Plan (the "Stock Plan"), covers employees designated as "Key Employees" by the Restricted Stock Committee of the Board of Directors of the Company (the "Restricted Stock Committee," a predecessor to the Performance Compensation Committee). The purpose of the Stock Plan is to encourage Key Employees to pursue long term shareholder value creation for the Company or within their subsidiary company, to reward the creation of shareholder value, and to provide a significant opportunity for Key Employees to become and remain shareholders of the Company by awarding to them shares of common stock of the Company.

          The number of shares, if any, to be awarded to each Key Employee, the specific performance objectives the Company or a subsidiary company must achieve in order for the Key Employee to receive awarded common stock, and the length of time within which such performance objectives must be met (the "Performance Cycle") are determined by the Performance Compensation Committee. Shares of common stock awarded under the Stock Plan may not be sold or transferred and are held in escrow until the relevant Performance Cycle has been completed and the accomplishment of objectives evaluated, or until such earlier time as the Performance Compensation Committee deems appropriate.

          In 1987, the Restricted Stock Committee established a six-year Performance Cycle ending at the close of the 1993 fiscal year. The Stock Plan called for fifty percent of the shares assigned to each participant to be awarded after completion of the third year of the Performance Cycle provided that certain specific Company or subsidiary financial objectives were met.

          The maximum number of shares of common stock of the Company remaining available for issuance under the Stock Plan is 1,675,400. The number of shares of common stock authorized for issuance under the Stock Plan is subject to adjustment in the event of stock splits or similar circumstances. Shares awarded to date have been 324,600, of which, 268,132 shares have been distributed and/or deferred, and 56,468 have been forfeited. No additional awards are contemplated at this time. The Stock Plan will terminate on April 15, 1997, unless terminated earlier by the Board of Directors.

Section 162(m) of the Internal Revenue Code limits deductibility of certain executive compensation in excess of $1 million per year. The policy of the Performance Compensation Committee related to these new requirements is to maintain a compensation program which maximizes the creation of long term shareholder value. The Committee's present intention is to comply with the requirements of Section 162(m) except in those limited cases where the Committee believes shareholder interests are best served by retaining flexibility of approach.

Respectfully submitted to the Company's shareholders by the Compensation Committee and the Performance Compensation Committee of the Board of Directors.

BY:  COMPENSATION COMMITTEE        BY:  PERFORMANCE COMPENSATION COMMITTEE

Peter F. Coffaro                   Peter F. Coffaro
Edward S. Davis (Chairman)         Edward S. Davis
Daniel A. Hillenbrand              Daniel A. Hillenbrand (Chairman)
W August Hillenbrand

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Peter F. Coffaro, Edward S. Davis, Daniel A. Hillenbrand, and W August Hillenbrand served on the Compensation Committee during 1994, and Peter F. Coffaro, Edward S. Davis, and Daniel A. Hillenbrand served on the Performance Compensation Committee during 1994. Robert K. Bellamy served on both committees until his death in June, 1994.

     Daniel A. Hillenbrand, Chief Executive Officer of the Company until April 11, 1989, and currently Chairman of the Board of the Company, serves on both the Compensation Committee and the Performance Compensation Committee of the Company. W August Hillenbrand, President and Chief Executive Officer of the Company, serves on the Compensation Committee.

     Edward S. Davis, who is Chairman of the Compensation Committee and a member of the Performance Compensation Committee, is a partner in the law firm of Hughes Hubbard & Reed. The Company retains Hughes Hubbard & Reed as legal counsel.

     In connection with the Company's stock repurchase program, the Company purchased 12,500 shares of common stock of the Company during the past year from Peter F. Coffaro at $29.75 per share.

                            COMPANY STOCK PERFORMANCE

     The following graph compares the cumulative total return for Hillenbrand common shares of the Company with the S & P 500 Index and S & P Manufacturing (Diversified Industrial) Index:

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG HILLENBRAND INDUSTRIES, S&P 500 AND
                   S&P MANUFACTURING (DIVERSIFIED INDUSTRIAL)
                              BASE = NOVEMBER 1989

Hillenbrand         89        145       205       207       151
S&P 500             97        116       138       152       153
S&P Mtg             97        115       135       162       166


     Assumes $100 invested in November 1989. Total return assumes that all dividends are reinvested when received.

                                RETIREMENT PLANS

SAVINGS PLAN

     Under the Hillenbrand Industries, Inc., Savings Plan (the "Savings Plan"), officers of the Company and other employees may contribute through payroll deduction up to 15 percent of their base salary on a pre-tax basis, subject to certain maximum amounts established by the Internal Revenue Service, pursuant to
Section 401(k) of the Internal Revenue Code, into a choice of investment vehicles. The Company makes matching contributions of 40 percent of the first five percent of pre-tax contributions (prior to January 1, 1992, the Company contributed 25 percent of the first four percent of pre-tax contributions) and such amounts become fully vested after five years of service with the Company and its subsidiaries.

PENSION PLAN

     The Hillenbrand Industries, Inc. Pension Plan (the "Pension Plan") covers officers of the Company and other employees. Directors of the Company who are not employees of the Company or one of its subsidiaries are not eligible to participate in the Pension Plan. Contributions to the Pension Plan by the Company are made on an actuarial basis, and no specific contributions are determined or set aside for any individual.

     Employees, including officers of the Company, who retire under the Pension Plan receive fixed benefits calculated by means of a formula that takes into account the highest average annual base salary earned over five consecutive years and the employees' years of service. The following table shows approximate representative pension benefits based on a single life annuity calculation for the compensation and years of service indicated:

              APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65



    HIGHEST AVERAGE BASE
  SALARY FOR ANY PERIOD OF     5 YEARS     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
    5 CONSECUTIVE YEARS      OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
    -------------------      ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------

        $   100,000              6,000       12,000       19,000       25,000       31,000       37,000       44,000       50,000
        $   200,000             14,000       28,000       43,000       57,000       71,000       85,000      100,000      114,000
        $   300,000             22,000       44,000       67,000       89,000      111,000      133,000      156,000      178,000
        $   400,000             30,000       60,000       91,000      121,000      151,000      181,000      212,000      242,000
        $   500,000             38,000       76,000      115,000      153,000      191,000      229,000      268,000      306,000
        $   600,000             46,000       92,000      139,000      185,000      231,000      277,000      324,000      370,000
        $   700,000             54,000      108,000      163,000      217,000      271,000      325,000      380,000      434,000
        $   800,000             62,000      124,000      187,000      249,000      311,000      373,000      436,000      498,000
        $   900,000             70,000      140,000      211,000      281,000      351,000      421,000      492,000      562,000
        $ 1,000,000             78,000      156,000      235,000      313,000      391,000      469,000      548,000      626,000

     The credited years of service under the Pension Plan and the 1994 calendar year base salaries for the officers named in the table are as follows: W August Hillenbrand - 34 years, $628,350; Lonnie M. Smith - 18 years, $491,000; Tom E. Brewer - 12 years, $282,300; Mark R. Lindenmeyer - 8 years, $171,000; and James
G. Thorne - 1 year, $148,330.

     The Internal Revenue Code limits the amount of benefits which may be paid under a qualified pension plan, such as the Company's Pension Plan. In order to be able to pay the full benefits which are earned as described in the paragraph and table above, the Company has established a non-qualified, unfunded pension plan to pay the amounts which could not otherwise be paid because of the limitations established by the Internal Revenue Code. The Pension Plan is not subject to deductions for Social Security or other offset amounts.

                              COST OF SOLICITATION

     The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

                              SHAREHOLDER PROPOSALS

     Any proposal by a shareholder which is to be presented at the annual meeting to be held in 1996 must be received at the Company's principal executive offices in Batesville, Indiana, not later than January 2, 1996, in order to be included in the proxy statement and form of proxy relating to that meeting.

     Pursuant to the Code of By-laws of the Company, any proposal by a shareholder may not be presented at the annual meeting to be held in 1996 unless it is delivered to or mailed and received by the Secretary at the Company's principal offices in Batesville, Indiana, not later than 100 days prior to the anniversary of the April 11, 1995 annual meeting. If the date of the annual meeting to be held in 1996 is more than 30 days after such anniversary date, such notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming 1996 annual meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the 1996 annual meeting date.

                           INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates this Proxy Statement by reference, the Compensation Committees' Report and the line graph Comparison of Five Year Cumulative Total Return shall not be incorporated by reference into any such filings.


                                   Mark R. Lindenmeyer
                                   Secretary

March 2, 1995

                                                                       EXHIBIT A

                          HILLENBRAND INDUSTRIES, INC.

                      SENIOR EXECUTIVE COMPENSATION PROGRAM

                                    ARTICLE I

PURPOSE - The purpose of this Program is to reward the creation of long term shareholder value by providing incentive, perquisite and other compensation to a limited number of senior, key executives of Hillenbrand Industries, Inc., and its subsidiaries, who contribute by their imagination, resourcefulness, skills and insight to the business objectives of the Corporation.

                                   ARTICLE II

DEFINITIONS:

1. "Program" means this Senior Executive Compensation Program which consists of the following components:

     *    Short term Incentive Compensation

     *    Long term Performance Share Compensation

     *    Perquisite Compensation

     *    Deferred Compensation

     *    Supplemental Pension

2. "Corporation" means Hillenbrand Industries, Inc., an Indiana corporation, and its subsidiaries.

3. "Corporate" means Hillenbrand Industries, Inc., as a corporate holding company and does not include subsidiaries.

4. "Subsidiary" means an operating company unit of which a majority equity interest is owned directly or indirectly by the Corporation.

5. "Board of Directors" or "Board" means the Board of Directors of Hillenbrand Industries, Inc.

6. "Committee" means the Performance Compensation Committee appointed to administer the Program. "Sub-Committee" means the sub-committee of the Performance Compensation Committee appointed to establish and administer the Performance Base and Target (performance goals) for Incentive Compensation and shareholder value goals (performance goals) for Performance Share Compensation.

7.   "Office of the President" means the Office of the President of Corporate.

8. "Participant" means a key employee selected for participation in the Program pursuant to Article IV.

9. "Incentive Compensation" means the short term Incentive Compensation as provided in Article V.

10. "Performance Share Compensation" means the long term Performance Share Compensation as provided in Article VI.


11.  "Perquisite Compensation" means the Perquisite Compensation as provided in
     Article VII.

12. "Deferred Compensation" means the Deferred Compensation arrangement as provided in Article VIII.

13.  "Supplemental Pension" means Supplemental Pension as provided in Article
     IX.

14. "Base Salary" means the annual calendar earnings of a Participant including salary as reported for federal income tax purposes, but excluding all bonus payments of any kind, commissions, incentive compensation, long term performance compensation, perquisites and other forms of additional compensation.

15. "Disability" means a physical or mental disability by reason of which a Participant is determined by the Office of the President or its delegate, to be eligible (except for the waiting period) for permanent disability benefits under Title II of the Federal Social Security Act.

                                   ARTICLE III

ADMINISTRATION - Full power and authority to construe, interpret, and administer the Program, with the exception of establishing and administering performance goals, is vested in the Committee. The Sub-Committee has full power to establish, administer and certify performance goals related to Incentive Compensation and Performance Share Compensation. Their decisions are final, conclusive and binding upon all parties, including the Corporation, the shareholders thereof, and the Participants. The Committee and the Sub-Committee may rely upon recommendations of the Office of the President or the Chief Executive Officer in approving financial and non-financial goals recommended to it.

                                   ARTICLE IV

PARTICIPATION - Selection of key employees for participation for each of the components of compensation contemplated by the Program are set forth in Articles V, VI, VII, and VIII.

                                    ARTICLE V

INCENTIVE COMPENSATION - The purpose of Incentive Compensation is to provide financial recognition to Participants, the amount of which is determined by the attainment of annual financial and/or non-financial goals.

1. PARTICIPANTS - Participation in Incentive Compensation by members of the Office of the President and Corporate Vice Presidents shall be determined by the Committee. Other Participants in Incentive Compensation shall be determined by the Office of the President pursuant to recommendation from the Chief Executive Officer of Corporate, or if an employee of a Subsidiary, by the Chief Executive Officer thereof.

2. ESTABLISHMENT OF PERFORMANCE BASE AND TARGET - A Performance Base and Target for members of the Office of the President and Corporate Vice Presidents as a group shall be recommended by the Chief Executive Officer of Corporate and approved by the Sub-Committee. The Performance Base and Target for each Participant who is a Chief Executive Officer of a Subsidiary shall be approved by the Office of the President. The Performance Base and Target for other Corporate Participants and other Subsidiary Participants shall be established and approved by the Office of the President and the Chief Executive Officer of each Subsidiary, respectively. The Performance Base and Target shall be established annually for Corporate and each Subsidiary and will be communicated to each Participant. The Performance Base and Target for members of the Office of the President and Corporate Vice Presidents shall be directly related to the return on shareholder equity of the Corporation or as otherwise determined by the Sub-Committee. The Performance Base and Target for other Participants shall include both financial and non-financial measures and shall reflect accomplishment of tactical and strategic plans of each Subsidiary.

3. COMPUTATION OF INCENTIVE COMPENSATION - Incentive Compensation opportunity is established as follows:

     CLASS OF PARTICIPANT               INCENTIVE COMPENSATION OPPORTUNITIES

     Office of the President       60% of Base Salary

     Chief Executive Officer of    50% of Base Salary
     Subsidiary

     Corporate or Subsidiary       40% of Base Salary
     Senior Executive

     Other Executive               30% of Base Salary

     Attainment of the Performance Base shall result in Incentive Compensation of 50% of that established by the above scale. If the Performance Target is met or exceeded, Incentive Compensation of up to 150% of the above scale will be paid. Achievement of results between Performance Base and Target shall be according to a scale recommended by the Office of the President and approved by the Sub-Committee.

4. PAYMENT OF INCENTIVE COMPENSATION - At the end of each fiscal year, Incentive Compensation for each Participant shall be calculated pursuant to paragraph 3 above. Attainment of financial and non-financial goals for those Participants shall be considered in calculation of Incentive Compensation pertaining thereto. In no event shall Incentive Compensation be more than the value established pursuant to paragraph 3 above.
     Incentive Compensation shall be due and payable in cash after forty (40) days but within seventy-five (75) days after the end of the fiscal year; except that all or a portion thereof may be deferred pursuant to the Deferred Compensation arrangement set forth in Article VIII. The Sub-Committee will certify in writing that performance goals were attained prior to payout.

5. TERMINATION - Termination of a Participant's employment for reasons other than death, Disability or normal or early retirement shall terminate any non-deferred Incentive Compensation. Termination because of death, Disability or normal or early retirement shall result in a pro-ration of Incentive Compensation based on the number of months employed out of the fiscal year of termination.
                                   ARTICLE VI

PERFORMANCE SHARE COMPENSATION - The purpose of Performance Share Compensation is to reward Participants for the creation of value for the shareholders of Corporate over continuing three-year periods.

1. PARTICIPANTS - Members of the Office of the President shall be Participants in Performance Share Compensation as approved by the Committee. Other Participants in Performance Share Compensation shall be determined by the Committee, pursuant to the recommendation of the Chief Executive Officer of Corporate, or if an employee of a Subsidiary other than the Chief Executive Officer thereof, by the Chief Executive Officer thereof.

2. DETERMINATION OF TENTATIVE AWARD - On the first day of each fiscal year tentative Performance Share Compensation ("Tentative Award") shall be determined for each Participant. The Tentative Award shall be the quotient obtained by dividing (a) the product of the Participant's Base Salary and the salary factor set forth in the following table by (b) the Average Annual Share Price.

     CLASS OF PARTICIPANT               SALARY FACTOR

     Office of the President                 .50

     Subsidiary Chief Executive Officer      .45

     Corporate or Subsidiary                 .30
     Senior Executive

     Other Executive                         .20

     The Average Annual Share Price shall be determined by averaging the closing price of the common stock of Corporate on the last trading date of each fiscal quarter of the preceding fiscal year. The Tentative Award thus determined shall be expressed in terms of a number of shares of common stock of Corporate rounded to the next highest whole share.

3. PERFORMANCE SHARE PERIOD - A performance share period ("Period") shall begin on the first day of each fiscal year and shall include the next three
     (3) consecutive fiscal years.

4. DETERMINATION OF PERFORMANCE SHARE COMPENSATION - Shareholder value created by the Corporation shall be the basis for determining payout of Performance Share Compensation for Corporate Participants. At the beginning of each Period the Sub-Committee, based on recommendations from the Office of the President, shall approve goals, including a base goal, a target goal and a 200% achievement goal for the creation of shareholder value to be achieved during the Period for the Corporation. Such goals shall be communicated to the Corporate Participants.

     Shareholder value created by each Subsidiary or other goals shall be the basis for determining Performance Share Compensation for Subsidiary Participants. At the beginning of each Period the Sub-Committee, based on recommendations from the Office of the President, shall approve goals, including a base goal, a target goal and a 200% achievement goal for the shareholder value or other goals to be achieved during the Period for each Subsidiary. Such goals shall be communicated to the Subsidiary Participants.

5. CALCULATION OF PERFORMANCE SHARE COMPENSATION - At the end of each Period, Performance Share Compensation shall be calculated for each Participant. If the shareholder value created equals or is greater than the base goal, Performance Share Compensation shall be calculated by multiplying the Tentative Award by a fraction, the numerator of which is the actual shareholder value created for the Corporation less the base goal and the denominator of which is the target goal less the base goal. If the actual shareholder value created is greater than the target goal, but less than the 200% achievement goal, Performance Share Compensation shall be calculated by multiplying the Tentative Award by the sum of: (a) one (1), and (b) the product obtained by multiplying one (1) times a fraction the numerator of which is the actual shareholder value created less the target goal and the denominator of which is the 200% achievement goal less the target goal. If the actual shareholder value equals or exceeds the 200% achievement goal, the Award shall be calculated by multiplying the Tentative Award by two (2).

6. PAYMENT OF THE PERFORMANCE SHARE COMPENSATION - Shares of common stock of Corporate representing Performance Share Compensation shall be delivered to the Participant within a reasonable time after Performance Share Compensation is determined but not sooner than forty (40) days after the end of the Period and not later than seventy-five (75) days thereafter; except that all or a portion thereof may be deferred pursuant to the Deferred Compensation arrangement set forth in Article VIII. The Sub-Committee will certify in writing that performance goals were attained prior to payment.

7. TERMINATION - Termination of a Participant's employment for reasons other than death, Disability or normal or early retirement shall terminate any non-deferred Performance Share Compensation. Termination of a Participant's employment by reason of death, Disability or normal or early retirement shall result in a reduction of Performance Share Compensation by multiplying Performance Share Compensation by a fraction the numerator of which is the number of fiscal year full months occurring between the establishment of a Tentative Award and such termination, and the denominator of which is 36.

                                   ARTICLE VII

PERQUISITE COMPENSATION - The purpose of Perquisite Compensation is to provide Participants with certain benefits to aid such Participants in carrying out their duties, to help provide for their well being, and to create the potential for added long term financial security.

1. PARTICIPANTS - Office of the President, Chief Executive Officer of Subsidiaries and Corporate and Subsidiary Senior Executives shall be eligible for Perquisite Compensation.

2. PERQUISITE COMPENSATION - Perquisite Compensation shall not exceed ten percent (10%) of the Base Salary of a Participant subject to such other limits as may be imposed on Participants who constitute the Office of the President and Corporate Vice Presidents by the Committee or on other Participants by the Chief Executive Officer. A variety of perquisite options shall be determined by the Chief Executive Officer from time to time and communicated to the Participants, except that any perquisite option involving the purchase of common stock of Corporate shall be subject to the approval of the Committee.

3. CARRYOVERS - Perquisite Compensation is available during the fiscal year during which it is earned. Balances from one fiscal year shall be carried forward to the succeeding fiscal year only. Amounts carried forward to the succeeding fiscal year and not spent shall be forfeited.

                                  ARTICLE VIII

DEFERRED COMPENSATION -The purpose of Deferred Compensation is to provide voluntary and mandatory deferral of portions of compensation paid to a Participant by the Corporation.

1. PARTICIPANTS - Participants deferring compensation shall execute a Deferred Compensation Agreement (the "Agreement") with Corporate outlining their various rights, duties and obligations thereunder.

2. ELECTION TO DEFER COMPENSATION - DEFERRAL PERIOD - A Participant may elect to defer all or any portion of Base Salary, Incentive Compensation, Performance Share Compensation and Perquisite Compensation. A Participant's written election to defer any compensation must be made before the beginning of the period of service, ordinarily a fiscal year, during which such compensation would otherwise be paid. The election must state the duration of the deferral period, and shall be irrevocable.

3. DEFERRALS OF BASE SALARY, INCENTIVE COMPENSATION AND PERQUISITE COMPENSATION - (a) When earned, amounts deferred from a Participant's Base Salary, Incentive Compensation and Perquisite Compensation shall be credited, but not paid, to an account in the name of the Participant and shall accrue interest credited monthly at the end of each of the Corporation's fiscal months at a rate which is equal to the monthly prime interest rate (determined as of the first day of each month) charged by the Corporation's principal bank. At the end of the deferral period payment shall be made in cash. (b) In the alternative, a Participant may elect that Incentive Compensation amounts deferred, when earned shall be credited, but not paid, to an account in the name of the Participant which shall be assumed to be invested in the common stock of Corporate, at the then current market price. Dividends, stock dividends, stock splits and other rights inuring to the common stock of Corporate which would be normally payable thereon shall be assumed to be reinvested in the common stock of Corporate at the market value on the date of assumed payment.
     Such election shall be made prior to the period during which the amount is earned and, once made, shall be irrevocable. At the end of the deferral period payment shall be made in shares of common stock of Corporate.

4. DEFERRALS OF PERFORMANCE SHARE COMPENSATION - (a) When due and payable, amounts deferred from Performance Share Compensation will be credited, but not paid, to an account in the name of the Participant which shall be assumed to be invested in the common stock of Corporate. Dividends, stock dividends, stock splits and other rights inuring to the common stock of Corporate, which would be normally payable thereon shall be assumed to be reinvested in the common stock of Corporate at the market value on the date of the assumed payment. At the end of the deferral period payment shall be made in shares of common stock of Corporate. (b) Beginning with the 1995/1997 Period, all Performance Share Compensation earned above the 100% target goal will be deferred without election by the Participant until the Participant's death or the latter of (i) reaching age 62 or (ii) termination of employment. Mandatory deferred shares will be subject to forfeiture in the event the Participant voluntarily terminates his employment (except by reason of retirement after reaching age 62) during the three years following the end of a Period according to the following schedule: (i) termination during the first year following the end of a Period will result in forfeiture of all of the mandatory deferred shares relating to that Period; (ii) termination during the second year following the end of a Period will result in forfeiture of two-thirds of the mandatory deferred shares relating to that Period; and (iii) termination during the third year following the end of a Period will result in forfeiture of one-third of the mandatory deferred shares relating to that Period.

5. FINANCIAL HARDSHIP - A withdrawal of Deferred Compensation credited to a Participant's account prior to the termination of the deferral period shall be permitted in the event the Participant experiences serious financial hardship which is beyond the Participant's control and which would cause the Participant severe hardship if such withdrawal were not permitted. Serious financial hardship may include a disability or unexpected and unreimbursed major expenses resulting from illness or accident or impending bankruptcy. Any Participant desiring such withdrawal by reason of serious financial hardship must apply to the Committee and demonstrate that the circumstances being experienced were not under the Participant's control and constitute a real emergency which is likely to cause great financial hardship. The Committee shall have the authority to require such medical or other evidence as it may need to determine the necessity for Participant's withdrawal request.

     If such application for withdrawal is permitted, the amount of such withdrawal shall be limited to an amount of the Participant's account which would have been payable if the Participant's employment with the Corporation was terminated. The allowed amount of withdrawal shall be payable in lump sum or common stock certificate promptly after notice to the Participant of approval by the Committee. If a Participant makes a withdrawal, the amount of the Participant's account under the Program shall be proportionately reduced to reflect such withdrawal. The balance of the Participant's account, if any, shall be payable according to otherwise applicable provisions of the Program.

                                   ARTICLE IX

SUPPLEMENTAL PENSION - The purpose of Supplemental Pension is to provide and supplement the normal retirement benefit which may be reduced or limited due to deferral of compensation or statutory limitation.

1. PARTICIPANTS - Office of the President, Chief Executive Officer of Subsidiary, and Corporate or Subsidiary Senior Executive shall be eligible for supplemental pension benefits.

2. SUPPLEMENTAL PENSION BENEFIT - In the event a Participant's pension benefit under any qualified pension plan of the Corporation in effect at the time of the Participant's retirement (or other event requiring the payment of a benefit hereunder) shall be less than said benefit would have been as a result of the deferral of any compensation, then the Corporation will pay the difference to the Participant at such time as the amount would have been paid under the qualified pension plan. As and for an additional supplemental pension benefit, the Corporation shall pay to the Participant any difference between the Participant's pension benefits actually payable under the pension plan and the amount that would have been payable but for any statutory limitation incorporated into the pension plan language as a requirement of law. Such supplemental pension benefit will be paid by the Corporation at such time as the amount would have been paid under the qualified pension plan but for the limitation.

                                    ARTICLE X

FINALITY OF DETERMINATION - Each determination made by the Committee and the Office of the President shall be final, binding and conclusive for all purposes and upon all persons and the Committee may rely conclusively on the determinations made by the Corporation's independent public accountants or by the Corporation's employees with respect to action of the Committee.

                                   ARTICLE XI

LIMITATIONS - No employee of the Corporation or any other persons shall have any claim or right (legal, equitable or other) to be granted any award hereunder, and no director, officer or employee of the Corporation, or any other person, shall have the authority to enter into any agreement with any person for the making or payment of any award or to make any representation or warranty with respect thereto.

1. No Participant for whose benefit compensation has been deferred shall have any right in compensation other than to receive compensation at the time and in the form elected by the Participant subject to the fulfillment of the conditions described herein, which right may not be assigned or transferred except by will or the laws of the descent and distribution.

2. Neither the action of the Corporation in establishing this Program nor any action taken by the Corporation, the Committee, the Board of Directors, or the Office of the President, nor any provision of this Program, shall be construed as giving to any Participant or employee of the Corporation the right to be retained in the employ of the Corporation.

                                   ARTICLE XII

AMENDMENTS, SUSPENSION OR TERMINATION - The Committee may discontinue this Program in whole or in part at any time and may from time to time amend or revise the terms as permitted by applicable statute; provided, however, that no such discontinuance, amendment, or revision shall affect adversely any right or obligation with respect to any award theretofor made and provided further that any amendment increasing the number of shares of common stock of Corporate available to the Program shall be subject to the approval of the Board of Directors. No amendment shall require shareholder approval unless such approval is otherwise required by law.

                                  ARTICLE XIII

RESERVATION OF SHARES - As of December 4, 1994, an aggregate of 1,160,825 shares of common stock of Corporate are authorized and remain reserved for issuance under this Program.

The number of shares of common stock of Corporate authorized for issuance under this Program shall be subject to adjustment by the Committee, in its sole discretion, to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event.

                                   ARTICLE XIV

EFFECTIVE DATE - This Program was approved by the Board of Directors on October 4, 1977, became effective December 1, 1977 for the fiscal year beginning on that date and, as amended and restated, was approved by the Board of Directors on January 22, 1991, effective April 1, 1991, and approved April 5, 1994, effective December 4, 1994 respectively.

                                   ARTICLE XV

GOVERNING LAW - This Program shall be governed and construed in accordance with the laws of the State of Indiana.

                           HILLENBRAND INDUSTRIES, INC
       Proxy for Annual Meeting Of Shareholders To Be Held April 11, 1995
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Daniel A. Hillenbrand and W August Hillenbrand, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned at the Annual Meeting of Shareholders of Hillenbrand Industries, Inc. (the "Company") to be held at the Sherman House in Batesville, Indiana 47006, on April 11, 1995 at 10:00 a.m., local time, and at any adjournments of the meeting, on the following matters:

     (1) Election of director nominees Lawrence R. Burtschy, Daniel A. Hillenbrand and Ray J. Hillenbrand to serve three year terms as directors.

          / / FOR ALL NOMINEES              / / WITHHOLD AUTHORITY
             (except as marked to the contrary below)

          (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name on the line provided below.)

                                   _________________________________________

     (2) Approval of the amendments to and restatement of the Hillenbrand Industries, Inc. Senior Executive Compensation Program.

          / /  FOR                   / /  AGAINST            / /  ABSTAIN

     (3) Ratification of the appointment of Price Waterhouse as independent auditors.

          / /  FOR                   / /  AGAINST            / /  ABSTAIN

     (4) In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                  (continued and to be signed on reverse side)

        ________________________________________________________________

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1,2 AND 3. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS.

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature if held jointly

                                        Please sign name and title exactly
                                        as shown on label on this proxy card.

                                        Dated:________________________, 1995


IMPORTANT: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, PARTNER, OFFICER OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, ALL HOLDERS MUST SIGN THE PROXY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.